EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Vu1 Corporation to Raise $2.2 Million in Private Placement Transaction to Accelerate the Manufacture of the Company’s Electron Stimulated Luminescence™ Lighting Technology

NEW YORK - Feb. 4, 2010 - Vu1 Corporation (OTCBB: VUOC), a developer and manufacturer of mercury-free, energy-efficient general illumination lighting technology, today announced  that it has entered into definitive agreements with institutional investors to purchase $2.2 million of securities in a private placement transaction.  Under the terms of the transaction Vu1 has agreed to sell an aggregate of approximately 4.9 million shares of its common stock at $0.45 per share and warrants to purchase up to approximately 4.9 million additional shares of its common stock. The warrants to purchase additional shares will be exercisable at an exercise price of $0.60 per share and will expire five years from the closing date.

“These proceeds will allow Vu1 to scale up its manufacturing capabilities to meet the anticipated growing demand for our lighting products,” commented William B. Smith, Chairman.  “I am delighted that Vu1’s disruptive lighting technology has been positively endorsed by the institutional investment community; with a further strengthened balance sheet, Vu1 can focus on continuing to deliver against its strategic plan, while reviewing its options for supporting its longer-term growth ambitions.”

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws. The offering is expected to be consummated by February 8, 2011, subject to customary closing conditions.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM), acted as the exclusive placement agent for the transaction.

About Vu1 Corporation

New York City-based Vu1 Corporation is dedicated to applying its technology to produce energy efficient, environmentally friendly lighting solutions worldwide. Vu1 has developed a new energy efficient light bulb to provide the consumer market with the first affordable, non-toxic light bulb with features consumers are demanding and not receiving from existing products. Learn more about Vu1 at www.Vu1.com. For the latest news, find Vu1 on Facebook and follow us on Twitter.

For investor inquiries, please contact Ian Bailey at (212) 359-9587 or Michael Polyviou at (913) 789-9978. For product enquiries, please contact: Integrated Sales Solutions at (678) 385-5385.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements including, but not limited to, our ability to obtain future funding required for our operations, the future demonstration and commercial availability of our light bulb, timing for bulb production and sales, manufacturing capability of our facility, future interest of channel partners and distributors, our strategic planning and business development plans, future applications of the technology, and the viability, pricing and acceptance of our products in the market. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend"  and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, as well as the risks and other factors set forth in our periodic filings with the U.S. Securities and Exchange Commission (including our Form 10-K for the year ended December 31, 2009 and our other periodic reports as filed from time to time).

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